NEWS RELEASE
July 21, 2022

FOR IMMEDIATE RELEASE	CONTACT: Randall M. Chesler, CEO
(406) 751-4722
Ron J. Copher, CFO
(406) 751-7706

GLACIER BANCORP, INC. ANNOUNCES
RESULTS FOR THE QUARTER AND PERIOD ENDED JUNE 30, 2022

2nd Quarter 2022 Highlights:
•Net income was $76.4 million for the current quarter, an increase of $8.6 million, or 13 percent, from the prior quarter net income of $67.8 million.
•The loan portfolio, excluding the Payroll Protection Program (“PPP”) loans, grew $714 million, or 21 percent annualized, in the current quarter.
•Net interest margin as a percentage of earning assets, on a tax-equivalent basis, for the current quarter was 3.23 percent compared to 3.20 percent in the prior quarter. The core net interest margin for the current quarter of 3.16 percent, increased 9 basis points from 3.07 percent in the prior quarter.
•Net interest income, on a tax-equivalent basis, was $199 million in the current quarter which increased $8.6 million, or 5 percent, over the prior quarter net interest income of $190 million.
•Core deposits increased $85.5 million, or 2 percent annualized, during the current quarter.
•Non-interest bearing deposits increased $71.3 million, or 4 percent, annualized during the current quarter.
•The Company declared a quarterly dividend of $0.33 per share. The Company has declared 149 consecutive quarterly dividends and has increased the dividend 49 times.

First Half 2022 Highlights:
•The loan portfolio, excluding the PPP loans, organically grew $1.121 billion, or 17 percent annualized, in the first half of 2022.
•Net interest income, on a tax-equivalent basis, was $389 million in the first half of 2022. Excluding the PPP loans, net interest income was $384 million which increased $86.8 million, or 29 percent, over the prior year first half net interest income of $298 million.
•Core deposits increased $468 million, or 4 percent annualized, during the first six months of 2022.
•Dividends declared in the first half of 2022 of $0.66 per share, an increase of $0.03 per share, or 5 percent, over the prior year dividends of $0.63.

Financial Summary

	At or for the Three Months ended			At or for the Six Months ended
(Dollars in thousands, except per share and market data)	Jun 30, 2022	Mar 31, 2022	Jun 30, 2021	Jun 30, 2022	Jun 30, 2021
Operating results
Net income	$76,392	67,795	77,627	144,187	158,429
Basic earnings per share	$0.69	0.61	0.81	1.30	1.66
Diluted earnings per share	$0.69	0.61	0.81	1.30	1.66
Dividends declared per share	$0.33	0.33	0.32	0.66	0.63
Market value per share
Closing	$47.42	50.28	55.08	47.42	55.08
High	$51.40	60.69	63.05	60.69	67.35
Low	$44.43	49.61	52.99	44.43	44.55
Selected ratios and other data
Number of common stock shares outstanding	110,766,287	110,763,316	95,507,234	110,766,287	95,507,234
Average outstanding shares - basic	110,765,379	110,724,655	95,505,877	110,745,017	95,485,839
Average outstanding shares - diluted	110,794,982	110,800,001	95,580,904	110,799,368	95,565,591
Return on average assets (annualized)	1.16%	1.06%	1.55%	1.11%	1.64%
Return on average equity (annualized)	10.55%	8.97%	13.25%	9.76%	13.68%
Efficiency ratio	55.74%	57.11%	49.92%	56.42%	48.31%
Dividend payout	47.83%	54.10%	39.51%	50.77%	37.95%
Loan to deposit ratio	66.26%	63.52%	67.64%	66.26%	67.64%
Number of full time equivalent employees	3,439	3,439	2,987	3,439	2,987
Number of locations	224	223	194	224	194
Number of ATMs	274	273	250	274	250

KALISPELL, Mont., Jul 21, 2022 (GLOBE NEWSWIRE) - Glacier Bancorp, Inc. (NYSE: GBCI) reported net income of $76.4 million for the current quarter, a decrease of $1.2 million, or 2 percent, from the $77.6 million of net income for the prior year second quarter. Diluted earnings per share for the current quarter was $0.69 per share, a decrease of 15 percent from the prior year second quarter diluted earnings per share of $0.81. The $1.2 million decrease in second quarter earnings over the prior year second quarter was driven primarily by a $11.1 million decrease in gain on the sale of residential loans, a $10.3 million decrease in the PPP related income, an increase of $4.1 million of provision for credit loss, and a $976 thousand increase in acquisition-related expenses. For the quarter, the Company experienced a $38.0 million increase, or 24 percent, in net interest income and a $29.4 million increase, or 29 percent, in non-interest expense over the prior year second quarter which was driven by the acquisition of Altabancorp and its Altabank subsidiary (“Alta”). “We were very pleased to see the high quality loan and deposit growth we achieved this quarter,” said Randy Chesler, President and Chief Executive Officer. “We remain prepared to manage through economic headwinds if the economy experiences a recession and are confident in the long term resiliency of our markets and our core business.”

Net income for the six month ended June 30, 2022 was $144.2 million, a decrease of $14.2 million, or 9 percent, from the $158.4 million net income for the first six months in the prior year. Diluted earnings per share for the first half of 2022 was $1.30 per share, a decrease of 22 percent from the prior year first half earnings per share of $1.66. The $14.2 million decrease in net income over the prior year first half was driven primarily by a $25.7 million decrease in the PPP related income, a $23.7 million decrease in gain on the sale of residential loans, an increase of $11.1 million of provision for credit loss, and a $7.1 million increase in acquisition-related expenses.

Asset Summary

					$ Change from
(Dollars in thousands)	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Jun 30, 2021	Mar 31, 2022	Dec 31, 2021	Jun 30, 2021
Cash and cash equivalents	$415,406	436,805	437,686	921,207	(21,399)	(22,280)	(505,801)
Debt securities, available-for-sale	6,209,199	6,535,763	9,170,849	6,147,143	(326,564)	(2,961,650)	62,056
Debt securities, held-to-maturity	3,788,486	3,576,941	1,199,164	1,024,730	211,545	2,589,322	2,763,756
Total debt securities	9,997,685	10,112,704	10,370,013	7,171,873	(115,019)	(372,328)	2,825,812
Loans receivable
Residential real estate	1,261,119	1,125,648	1,051,883	734,838	135,471	209,236	526,281
Commercial real estate	9,310,070	8,865,585	8,630,831	6,584,322	444,485	679,239	2,725,748
Other commercial	2,685,392	2,661,048	2,664,190	2,932,419	24,344	21,202	(247,027)
Home equity	773,582	715,963	736,288	648,800	57,619	37,294	124,782
Other consumer	369,592	362,775	348,839	337,669	6,817	20,753	31,923
Loans receivable	14,399,755	13,731,019	13,432,031	11,238,048	668,736	967,724	3,161,707
Allowance for credit losses	(172,963)	(176,159)	(172,665)	(151,448)	3,196	(298)	(21,515)
Loans receivable, net	14,226,792	13,554,860	13,259,366	11,086,600	671,932	967,426	3,140,192
Other assets	2,050,122	1,995,955	1,873,580	1,308,353	54,167	176,542	741,769
Total assets	$26,690,005	26,100,324	25,940,645	20,488,033	589,681	749,360	6,201,972

Total debt securities of $9.998 billion at June 30, 2022 decreased $115 million, or 1 percent, during the current quarter and increased $2.826 billion, or 39 percent, from the prior year second quarter. Debt securities represented 37 percent of total assets at June 30, 2022 compared to 40 percent at December 31, 2021 and 35 percent of total assets at June 30, 2021.

The loan portfolio of $14.400 billion at June 30, 2022 increased $669 million, or 5 percent, in the current quarter and increased $3.162 billion, or 28 percent, from the prior year second quarter. Excluding the PPP loans, the loan portfolio increased $714 million, or 21 percent annualized, during the current quarter with the largest dollar increase in commercial real estate which increased $444 million, or 20 percent annualized. Excluding the PPP loans and loans from the acquisition of Alta, the loan portfolio increased $1.950 billion, or 19 percent, from the prior year second quarter with the largest dollar increase in commercial real estate loans which increased $1.323 billion, or 20 percent.

The Company received $44.5 million in PPP loan forgiveness during the current quarter. As of June 30, 2022, the Company had $15.7 million of PPP loans remaining. In the current quarter, the Company recognized $1.6 million of interest income (including deferred fees and costs) from the PPP loans. The income recognized in the current quarter included $1.4 million acceleration of net deferred fees in interest income resulting from the SBA forgiveness of loans. Net deferred fees remaining on the balance of the PPP loans at June 30, 2022 was $416 thousand, which will be recognized into interest income over the remaining life of the loans or when the loans are forgiven in whole or in part by the SBA.

Credit Quality Summary

	At or for the Six Months ended	At or for the Three Months ended	At or for the Year ended	At or for the Six Months ended
(Dollars in thousands)	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Jun 30, 2021
Allowance for credit losses
Balance at beginning of period	$172,665	172,665	158,243	158,243
Acquisitions	—	—	371	—
Provision for credit losses	2,991	4,344	16,380	(5,234)
Charge-offs	(7,040)	(2,695)	(11,594)	(5,946)
Recoveries	4,347	1,845	9,265	4,385
Balance at end of period	$172,963	176,159	172,665	151,448
Provision for credit losses
Loan portfolio	$2,991	4,344	16,380	(5,234)
Unfunded loan commitments	2,507	2,687	6,696	(371)
Total provision for credit losses	$5,498	7,031	23,076	(5,605)
Other real estate owned	$—	—	—	705
Other foreclosed assets	379	43	18	66
Accruing loans 90 days or more past due	5,064	4,510	17,141	4,220
Non-accrual loans	38,523	57,923	50,532	48,050
Total non-performing assets	$43,966	62,476	67,691	53,041
Non-performing assets as a percentage of subsidiary assets	0.16%	0.24%	0.26%	0.26%
Allowance for credit losses as a percentage of non-performing loans	393%	282%	255%	290%
Allowance for credit losses as a percentage of total loans	1.20%	1.28%	1.29%	1.35%
Net charge-offs as a percentage of total loans	0.02%	0.01%	0.02%	0.01%
Accruing loans 30-89 days past due	$16,588	16,080	50,566	12,076
Accruing troubled debt restructurings	$33,859	33,702	34,591	37,667
Non-accrual troubled debt restructurings	$2,427	2,501	2,627	3,179
U.S. government guarantees included in non-performing assets	$5,888	5,068	4,028	4,186

Non-performing assets of $44.0 million at June 30, 2022 decreased $18.5 million, or 30 percent, over the prior quarter and decreased $9.1 million, or 17 percent, over prior year second quarter. Non-performing assets as a percentage of subsidiary assets at June 30, 2022 was 0.16 percent compared to 0.24 percent in the prior quarter and 0.26 percent in the prior year second quarter.

Early stage delinquencies (accruing loans 30-89 days past due) of $16.6 million at June 30, 2022 increased $508 thousand from the prior quarter and increased $4.5 million from the prior year second quarter. Early stage delinquencies as a percentage of loans at June 30, 2022 was 12 basis points, which compared to 12 basis points in the prior quarter and 11 basis points from prior year second quarter.

The current quarter credit loss benefit of $1.5 million included $1.4 million of credit loss benefit from loans and $179 thousand of credit loss benefit from unfunded loan commitments. The allowance for credit losses on loans (“ACL”) as a percentage of total loans outstanding at June 30, 2022 was 1.20 percent which was an 8 basis point decrease compared to the prior quarter and a 15 basis points decrease from the prior year second quarter.

Credit Quality Trends and Provision for Credit Losses on the Loan Portfolio

(Dollars in thousands)	Provision for Credit Losses Loans	Net Charge-Offs (Recoveries)	ACL as a Percent of Loans	Accruing Loans 30-89 Days Past Due as a Percent of Loans	Non-Performing Assets to Total Subsidiary Assets
Second quarter 2022	$(1,353)	$1,843	1.20%	0.12%	0.16%
First quarter 2022	4,344	850	1.28%	0.12%	0.24%
Fourth quarter 2021	19,301	616	1.29%	0.38%	0.26%
Third quarter 2021	2,313	152	1.36%	0.23%	0.24%
Second quarter 2021	(5,723)	(725)	1.35%	0.11%	0.26%
First quarter 2021	489	2,286	1.39%	0.40%	0.19%
Fourth quarter 2020	(1,528)	4,781	1.42%	0.20%	0.19%
Third quarter 2020	2,869	826	1.42%	0.15%	0.25%

The current quarter provision for credit loss benefit for loans was $1.4 million which was a decrease of $5.7 million from the prior quarter which was driven by the continued improvement in the credit quality and the Company’s increased comfort with the economic forecasts. Current quarter provision for credit loss benefit for loans decreased $4.3 million from the prior year second quarter provision for credit loss benefit of $5.7 million.

Net charge-offs for the current quarter were $1.8 million compared to $850 thousand for the prior quarter and recoveries of $725 thousand from the same quarter last year. Loan portfolio growth, composition, average loan size, credit quality considerations, economic forecasts and other environmental factors will continue to determine the level of the provision for credit losses for loans.

Supplemental information regarding credit quality and identification of the Company’s loan portfolio based on regulatory classification is provided in the exhibits at the end of this press release. The regulatory classification of loans is based primarily on collateral type while the Company’s loan segments presented herein are based on the purpose of the loan.

Liability Summary

					$ Change from
(Dollars in thousands)	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Jun 30, 2021	Mar 31, 2022	Dec 31, 2021	Jun 30, 2021
Deposits
Non-interest bearing deposits	$8,061,304	7,990,003	7,779,288	6,307,794	71,301	282,016	1,753,510
NOW and DDA accounts	5,432,333	5,376,881	5,301,832	4,151,264	55,452	130,501	1,281,069
Savings accounts	3,296,561	3,287,521	3,180,046	2,346,129	9,040	116,515	950,432
Money market deposit accounts	4,021,102	4,044,655	4,014,128	2,990,021	(23,553)	6,974	1,031,081
Certificate accounts	968,382	995,147	1,036,077	939,563	(26,765)	(67,695)	28,819
Core deposits, total	21,779,682	21,694,207	21,311,371	16,734,771	85,475	468,311	5,044,911
Wholesale deposits	4,001	3,688	25,878	26,121	313	(21,877)	(22,120)
Deposits, total	21,783,683	21,697,895	21,337,249	16,760,892	85,788	446,434	5,022,791
Repurchase agreements	968,197	958,479	1,020,794	995,201	9,718	(52,597)	(27,004)
Federal Home Loan Bank advances	580,000	80,000	—	—	500,000	580,000	580,000
Other borrowed funds	66,200	57,258	44,094	33,556	8,942	22,106	32,644
Subordinated debentures	132,701	132,661	132,620	132,540	40	81	161
Other liabilities	262,985	239,838	228,266	211,889	23,147	34,719	51,096
Total liabilities	$23,793,766	23,166,131	22,763,023	18,134,078	627,635	1,030,743	5,659,688

Core deposits of $21.780 billion increased $85.5 million, or 2 percent annualized, during the current quarter and non-interest bearing deposits increased $71.3 million, or 4 percent annualized, during the current quarter. Excluding the Alta acquisition, core deposits increased $1.771 billion, or 11 percent, from the prior year second quarter. During 2020 and 2021, the Company experienced unprecedented increases in core deposits as a result of increased customer savings and federal stimulus. Non-interest bearing deposits were 37 percent of total core deposits at June 30, 2022 and December 31, 2021 compared to 38 percent at June 30, 2021.

Federal Home Loan Bank (“FHLB”) advances increased $500 million during the current quarter to support the liquidity needs driven by the increase in the loan portfolio. The FHLB advances will continue to fluctuate to supplement the liquidity needs during the year.

Stockholders’ Equity Summary

					$ Change from
(Dollars in thousands, except per share data)	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Jun 30, 2021	Mar 31, 2022	Dec 31, 2021	Jun 30, 2021
Common equity	$3,223,451	3,182,002	3,150,263	2,263,513	41,449	73,188	959,938
Accumulated other comprehensive (loss) income	(327,212)	(247,809)	27,359	90,442	(79,403)	(354,571)	(417,654)
Total stockholders’ equity	2,896,239	2,934,193	3,177,622	2,353,955	(37,954)	(281,383)	542,284
Goodwill and core deposit intangible, net	(1,032,323)	(1,034,987)	(1,037,652)	(564,546)	2,664	5,329	(467,777)
Tangible stockholders’ equity	$1,863,916	1,899,206	2,139,970	1,789,409	(35,290)	(276,054)	74,507

Stockholders’ equity to total assets	10.85%	11.24%	12.25%	11.49%
Tangible stockholders’ equity to total tangible assets	7.26%	7.58%	8.59%	8.98%
Book value per common share	$26.15	26.49	28.71	24.65	(0.34)	(2.56)	1.50
Tangible book value per common share	$16.83	17.15	19.33	18.74	(0.32)	(2.50)	(1.91)

Tangible stockholders’ equity of $1.864 billion at June 30, 2022 decreased $35.3 million, or 2 percent, from the prior quarter which was primarily driven by an increase in the unrealized loss on the available-for-sale (“AFS”) debt securities during the current quarter which was driven by an increase in interest rates. Tangible stockholders’ equity at June 30, 2022 increased $74.5 million, or 4 percent, from the prior year second quarter which largely was the result of $840 million of Company common stock issued for the acquisition of Alta, despite the increase in goodwill and core deposit intangibles associated with the Alta acquisition and an increase in the unrealized loss on the AFS debt securities. Tangible book value per common share of $16.83 at the current quarter end decreased $0.32 per share, or 2 percent, from the prior quarter and decreased $1.91 per share, or 10 percent, from the prior year second quarter primarily as a result of the increase in the unrealized loss on AFS debt securities.

Cash Dividends
On June 29, 2022, the Company’s Board of Directors declared a quarterly cash dividend of $0.33 per share. The dividend was payable July 21, 2022 to shareholders of record on July 12, 2022. The dividend was the Company’s 149th consecutive dividend. Future cash dividends will depend on a variety of factors, including net income, capital, asset quality, general economic conditions and regulatory considerations.

Operating Results for Three Months Ended June 30, 2022
Compared to March 31, 2022, and June 30, 2021
Income Summary

	Three Months ended			$ Change from
(Dollars in thousands)	Jun 30, 2022	Mar 31, 2022	Jun 30, 2021	Mar 31, 2022	Jun 30, 2021
Net interest income
Interest income	$199,637	190,516	159,956	9,121	39,681
Interest expense	6,199	4,961	4,487	1,238	1,712
Total net interest income	193,438	185,555	155,469	7,883	37,969
Non-interest income
Service charges and other fees	17,309	17,111	13,795	198	3,514
Miscellaneous loan fees and charges	3,850	3,555	2,923	295	927
Gain on sale of loans	4,996	9,015	16,106	(4,019)	(11,110)
(Loss) Gain on sale of investments	(260)	446	(61)	(706)	(199)
Other income	2,385	3,436	2,759	(1,051)	(374)
Total non-interest income	28,280	33,563	35,522	(5,283)	(7,242)
Total income	221,718	219,118	190,991	2,600	30,727
Net interest margin (tax-equivalent)	3.23%	3.20%	3.44%

Net Interest Income
The current quarter net interest income of $193 million increased $7.9 million, or 4 percent, compared to the prior quarter and increased $38.0 million, or 24 percent, from the prior year second quarter. The current quarter interest income of $200 million increased $9.1 million, or 5 percent, over the prior quarter and was driven by the increase in the loan portfolio and an increase in investment yields, both of which more than offset the decrease of $1.8 million in interest income from the PPP loans. The current quarter interest income increased $39.7 million over the prior year second quarter primarily due to $28.7 million of interest income from Altabank division and organic loan growth, which more than offset the $8.8 million decrease in interest income from the PPP loans.

The current quarter interest expense of $6.2 million increased $1.2 million, or 25 percent, over the prior quarter and increased $1.7 million, or 38 percent, over the prior year second quarter primarily the result of an increase in borrowings to support the Company’s liquidity needs. Core deposit cost was 6 basis points in the current quarter compared to 7 basis points in the prior quarter and the prior year second quarter. The total cost of funding (including non-interest bearing deposits) was 11 basis points in the current quarter compared to 9 basis points in the prior quarter and 10 basis points in the prior year second quarter which was driven by the increased borrowings.

The Company’s net interest margin as a percentage of earning assets, on a tax-equivalent basis, for the current quarter was 3.23 percent compared to 3.20 percent in the prior quarter and 3.44 percent in the prior year second quarter. The core net interest margin, excluding 4 basis points of discount accretion, 1 basis point from non-accrual interest and 2 basis points increase from the PPP loans, was 3.16 percent compared to 3.07 in the prior quarter and 3.33 percent in the prior year second quarter. The core net interest margin increased 9 basis points in the current quarter as a result of increased core loan yields and investment yields. The core loan yield of 4.41 percent in the current quarter increased 7 basis points from the prior quarter core loan yield of 4.34 percent. “We are pleased with the growth in our net interest income in the current quarter. The Bank divisions remain focused on growing a low-cost core deposit base, especially non-interest bearing deposits, in a rising rate environment,” said Ron Copher, Chief Financial Officer.

Non-interest Income
Non-interest income for the current quarter totaled $28.3 million which was a decrease of $5.3 million, or 16 percent, over the prior quarter and a decrease of $7.2 million, or 20 percent, over the same quarter last year with both decreases primarily driven by the decrease in gain on sale of residential loans. Gain on the sale of residential loans of $5.0 million for the current quarter decreased $4.0 million, or 45 percent, compared to the prior quarter and decreased $11.1 million, or 69 percent, from the prior year second quarter. The current quarter mortgage activity was lower than prior periods as a result of the continued reduction in residential purchase and refinance activity as mortgage rates continued to rise.

Non-interest Expense Summary

	Three Months ended			$ Change from
(Dollars in thousands)	Jun 30, 2022	Mar 31, 2022	Jun 30, 2021	Mar 31, 2022	Jun 30, 2021
Compensation and employee benefits	$79,803	79,074	64,109	729	15,694
Occupancy and equipment	10,766	10,964	9,208	(198)	1,558
Advertising and promotions	3,766	3,232	2,906	534	860
Data processing	7,553	7,475	5,661	78	1,892
Other real estate owned and foreclosed assets	6	—	48	6	(42)
Regulatory assessments and insurance	3,085	3,055	1,702	30	1,383
Core deposit intangibles amortization	2,665	2,664	2,488	1	177
Other expenses	21,877	23,844	13,960	(1,967)	7,917
Total non-interest expense	$129,521	130,308	100,082	(787)	29,439

Total non-interest expense of $130 million for the current quarter decreased $787 thousand, or 60 basis points, over the prior quarter which was driven by a decrease in acquisition-related expenses during the current quarter. Acquisition-related expenses was $2.1 million in the current quarter compared to $6.2 million in the prior quarter and $1.1 million in the prior year second quarter.

Total non-interest expense increased $29.4 million, or 29 percent, over the prior year second quarter which was primarily driven by the acquisition of Alta. Excluding $18.3 million of non-interest expense from the Altabank division, $1.5 million from deferred compensation on the PPP loans in the prior year, and acquisition-related expenses, non-interest expense increased $8.7 million, or 9 percent, from the prior year second quarter. The increase includes $5.2 million from compensation and employee benefits driven by the increased number of employees, annual salary increases and a $2.1 million increase in outside service expenses associated with technology infrastructure improvements.

Federal and State Income Tax Expense
Tax expense during the second quarter of 2022 was $17.3 million, an increase of $3.4 million, or 24 percent, compared to the prior quarter and a decrease of $1.6 million, or 8 percent, from the prior year second quarter. The effective tax rate in the current quarter was 18.5 percent compared to 17.1 percent in the prior quarter with the increase driven by higher taxable income. The effective tax rate in the current quarter of 18.5 percent compared to 19.6 percent in the prior year second quarter with the decrease in the current quarter attributable to lower taxable income.

Efficiency Ratio
The efficiency ratio was 55.74 percent in the current quarter compared to 57.11 percent in the prior quarter and 49.92 in the prior year second quarter. Excluding acquisition-related expenses, the efficiency ratio would have been 54.84 percent in the current quarter compared to 54.33 percent in the prior quarter and 49.37 percent in the prior year second quarter. The increase in the efficiency ratio from the prior year second quarter was driven by the decrease in gain on the sale of residential loans, the decrease in income from the PPP loans and the increase in non-interest expense.

Operating Results for Six Months Ended June 30, 2022
Compared to June 30, 2021

Income Summary

	Six Months ended
(Dollars in thousands)	Jun 30, 2022	Jun 30, 2021	$ Change	% Change
Net interest income
Interest income	$390,153	$321,508	$68,645	21%
Interest expense	11,160	9,227	1,933	21%
Total net interest income	378,993	312,281	66,712	21%
Non-interest income
Service charges and other fees	34,420	26,587	7,833	29%
Miscellaneous loan fees and charges	7,405	5,701	1,704	30%
Gain on sale of loans	14,011	37,730	(23,719)	(63)%
Gain on sale of investments	186	223	(37)	(17)%
Other income	5,821	5,402	419	8%
Total non-interest income	61,843	75,643	(13,800)	(18)%
Total Income	$440,836	$387,924	$52,912	14%
Net interest margin (tax-equivalent)	3.21%	3.58%

Net Interest Income
Net-interest income of $379 million for the first half of 2022 increased $66.7 million, or 21 percent, over the same period in 2021. Interest income of $390 million for the first six months of the current year increased $68.6 million, or 21 percent, from the prior year and was primarily attributable to $58.9 million of interest income from Alta division and organic growth. Interest expense of $11.2 million for the first half of 2022 increased $1.9 million, or 21 percent over the prior year. The total funding cost (including non-interest bearing deposits) for the first six months of 2022 was 10 basis points, which decreased 1 basis point compared to 11 basis points in first six months of 2021.

The net interest margin as a percentage of earning assets, on a tax-equivalent basis, during the first half of 2022 was 3.21 percent, a 37 basis points decrease from the net interest margin of 3.58 percent for the same period in the prior year. The core net interest margin, excluding 6 basis points of discount accretion, 1 basis point of non-accrual interest and 3 basis points increase from the PPP loans, was 3.11 which was a 32 basis point decrease from the core margin of 3.43 percent in the prior year.

Non-interest Income
Non-interest income of $61.8 million for the first half of 2022 decreased $13.8 million, or 18 percent, over the same period last year and was primarily attributable to the $23.7 million, or 63 percent, decrease in gain on sale of residential loans. Service charges and other fees of $34.4 million for the first six months of 2022 increased $7.8 million, or 29 percent, from prior year as a result of additional fees from increased customer accounts, transaction activity and the acquisition of Alta. Miscellaneous loan fees and charges increased $1.7 million, or 30 percent, primarily driven by increases in credit card interchange fees due to increased activity.

Non-interest Expense Summary

	Six Months ended
(Dollars in thousands)	Jun 30, 2022	Jun 30, 2021	$ Change	% Change
Compensation and employee benefits	$158,877	$126,577	$32,300	26%
Occupancy and equipment	21,730	18,723	3,007	16%
Advertising and promotions	6,998	5,277	1,721	33%
Data processing	15,028	10,867	4,161	38%
Other real estate owned and foreclosed assets	6	60	(54)	(90)%
Regulatory assessments and insurance	6,140	3,581	2,559	71%
Core deposit intangibles amortization	5,329	4,976	353	7%
Other expenses	45,721	26,606	19,115	72%
Total non-interest expense	$259,829	$196,667	$63,162	32%

Total non-interest expense of $260 million for the first half of 2022 increased $63.2 million, or 32 percent, over the prior year first half. Excluding $41.6 million of non-interest expense from the Altabank division, $6.7 million from deferred compensation on the PPP loans in the prior year, and acquisition-related expenses, non-interest expense increased $14.8 million, or 8 percent, from the prior year first half. Excluding the Alta division, compensation and employee benefits increased $13.5 million, or 11 percent, from prior year due to increased number of employees and annual salary increases. Other expenses increased $19.1 million and was primarily driven by expenses related to the Alta division and a $7.1 million increase in acquisition related expenses. Acquisition-related expenses were $8.3 million in the current year compared to $1.2 million in the prior year.

Provision for Credit Losses
The provision for credit loss expense was $5.5 million for the first six months of 2022, including provision for credit loss expense of $3.0 million on the loan portfolio and credit loss expense of $2.5 million on unfunded loan commitments. The provision for credit loss expense of $3.0 million on the loan portfolio in the current year increased $8.2 million over the provision for credit loss benefit of $5.2 million in the prior year which was primarily attributable to organic loan growth. Net charge-offs during the current year were $2.7 million compared to $1.6 million during the prior year.

Federal and State Income Tax Expense
Tax expense of $31.3 million in the first six months of 2022 decreased $7.1 million, or 19 percent, over the prior year same period. The effective tax rate for 2022 was 17.8 percent compared to 19.5 percent in the prior year.

Efficiency Ratio
The efficiency ratio was 56.42 percent for the first six months of 2022 compared to 48.31 percent for the same period last year. Excluding the impact from the PPP loans and acquisition related expenses, the efficiency ratio was 55.19 in 2022 compared to 52.89 in 2021 with the increase driven by the decrease in gain on the sale of residential loans and the increase in non-interest expense.

Forward-Looking Statements
This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, expectations and intentions that are not historical facts, and other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “should,” “projects,” “seeks,” “estimates” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. The following factors, among others, could cause actual results to differ materially from the anticipated results (express or implied) or other expectations in the forward-looking statements, including those set forth in this news release:

•the risks associated with lending and potential adverse changes in the credit quality of loans in the Company’s portfolio;
•changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve System or the Federal Reserve Board, which could adversely affect the Company’s net interest income and margin and overall profitability;
•legislative or regulatory changes, such as the those signaled by the Biden Administration, as well as increased banking and consumer protection regulation, that may adversely affect the Company’s business;
•ability to complete pending or prospective future acquisitions;
•costs or difficulties related to the completion and integration of acquisitions;
•the goodwill the Company has recorded in connection with acquisitions could become impaired, which may have an adverse impact on earnings and capital;
•reduced demand for banking products and services;
•the reputation of banks and the financial services industry could deteriorate, which could adversely affect the Company's ability to obtain and maintain customers;
•competition among financial institutions in the Company's markets may increase significantly;

•the risks presented by continued public stock market volatility, which could adversely affect the market price of the Company’s common stock and the ability to raise additional capital or grow the Company through acquisitions;
•the projected business and profitability of an expansion or the opening of a new branch could be lower than expected;
•consolidation in the financial services industry in the Company’s markets resulting in the creation of larger financial institutions who may have greater resources could change the competitive landscape;
•dependence on the Chief Executive Officer, the senior management team and the Presidents of Glacier Bank divisions;
•material failure, potential interruption or breach in security of the Company’s systems and technological changes which could expose us to new risks (e.g., cybersecurity), fraud or system failures;
•natural disasters, including fires, floods, earthquakes, and other unexpected events;
•the Company’s success in managing risks involved in the foregoing; and
•the effects of any reputational damage to the Company resulting from any of the foregoing.

The Company does not undertake any obligation to publicly correct or update any forward-looking statement if it later becomes aware that actual results are likely to differ materially from those expressed in such forward-looking statement.

Conference Call Information
A conference call for investors is scheduled for 11:00 a.m. Eastern Time on Friday, July 22, 2022. The conference call will be accessible by telephone and webcast. Investors who would like to call may now register by following this link to obtain dial-in instructions: https://register.vevent.com/register/BI5ae3db12b0eb47b58e17e4348de70584. To participate on the webcast, log on to: https://edge.media-server.com/mmc/p/8mhnune6. If you are unable to participate during the live webcast, the call will be archived on our website, www.glacierbancorp.com.

About Glacier Bancorp, Inc.
Glacier Bancorp, Inc. (NYSE: GBCI), a member of the Russell 2000® and the S&P MidCap 400® indices, is the parent company for Glacier Bank and its Bank divisions located across its eight state Western U.S. footprint: Altabank (American Fork, UT), Bank of the San Juans (Durango, CO), Citizens Community Bank (Pocatello, ID), Collegiate Peaks Bank (Buena Vista, CO), First Bank of Montana (Lewistown, MT), First Bank of Wyoming (Powell, WY), First Community Bank Utah (Layton, UT), First Security Bank (Bozeman, MT), First Security Bank of Missoula (Missoula, MT), First State Bank (Wheatland, WY), Glacier Bank (Kalispell, MT), Heritage Bank of Nevada (Reno, NV), Mountain West Bank (Coeur d’Alene, ID), North Cascades Bank (Chelan, WA), The Foothills Bank (Yuma, AZ), Valley Bank of Helena (Helena, MT), and Western Security Bank (Billings, MT).

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Financial Condition

(Dollars in thousands, except per share data)	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Jun 30, 2021
Assets
Cash on hand and in banks	$293,541	282,335	198,087	272,363
Interest bearing cash deposits	121,865	154,470	239,599	648,844
Cash and cash equivalents	415,406	436,805	437,686	921,207
Debt securities, available-for-sale	6,209,199	6,535,763	9,170,849	6,147,143
Debt securities, held-to-maturity	3,788,486	3,576,941	1,199,164	1,024,730
Total debt securities	9,997,685	10,112,704	10,370,013	7,171,873
Loans held for sale, at fair value	33,837	51,284	60,797	98,410
Loans receivable	14,399,755	13,731,019	13,432,031	11,238,048
Allowance for credit losses	(172,963)	(176,159)	(172,665)	(151,448)
Loans receivable, net	14,226,792	13,554,860	13,259,366	11,086,600
Premises and equipment, net	386,198	373,123	372,597	315,573
Other real estate owned and foreclosed assets	379	43	18	771
Accrued interest receivable	80,339	81,467	76,673	70,452
Deferred tax asset	147,263	120,025	27,693	—
Core deposit intangible, net	46,930	49,594	52,259	50,533
Goodwill	985,393	985,393	985,393	514,013
Non-marketable equity securities	33,215	13,217	10,020	10,019
Bank-owned life insurance	168,231	167,298	167,671	123,035
Other assets	168,337	154,511	120,459	125,547
Total assets	$26,690,005	26,100,324	25,940,645	20,488,033
Liabilities
Non-interest bearing deposits	$8,061,304	7,990,003	7,779,288	6,307,794
Interest bearing deposits	13,722,379	13,707,892	13,557,961	10,453,098
Securities sold under agreements to repurchase	968,197	958,479	1,020,794	995,201
FHLB advances	580,000	80,000	—	—
Other borrowed funds	66,200	57,258	44,094	33,556
Subordinated debentures	132,701	132,661	132,620	132,540
Accrued interest payable	2,334	2,284	2,409	2,433
Deferred tax liability	—	—	—	6,463
Other liabilities	260,651	237,554	225,857	202,993
Total liabilities	23,793,766	23,166,131	22,763,023	18,134,078
Commitments and Contingent Liabilities
Stockholders’ Equity
Preferred shares, $0.01 par value per share, 1,000,000 shares authorized, none issued or outstanding	—	—	—	—
Common stock, $0.01 par value per share, 234,000,000 shares authorized	1,108	1,108	1,107	955
Paid-in capital	2,341,097	2,339,405	2,338,814	1,496,488
Retained earnings - substantially restricted	881,246	841,489	810,342	766,070
Accumulated other comprehensive (loss) income	(327,212)	(247,809)	27,359	90,442
Total stockholders’ equity	2,896,239	2,934,193	3,177,622	2,353,955
Total liabilities and stockholders’ equity	$26,690,005	26,100,324	25,940,645	20,488,033

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Operations

	Three Months ended			Six Months ended
(Dollars in thousands, except per share data)	Jun 30, 2022	Mar 31, 2022	Jun 30, 2021	Jun 30, 2022	Jun 30, 2021
Interest Income
Debt securities	$42,841	38,654	28,730	81,495	56,036
Residential real estate loans	13,026	15,515	9,541	28,541	19,687
Commercial loans	131,259	124,556	110,829	255,815	224,370
Consumer and other loans	12,511	11,791	10,856	24,302	21,415
Total interest income	199,637	190,516	159,956	390,153	321,508
Interest Expense
Deposits	3,141	3,464	2,804	6,605	5,818
Securities sold under agreements to repurchase	367	393	651	760	1,340
Federal Home Loan Bank advances	1,298	12	—	1,310	—
Other borrowed funds	264	220	177	484	351
Subordinated debentures	1,129	872	855	2,001	1,718
Total interest expense	6,199	4,961	4,487	11,160	9,227
Net Interest Income	193,438	185,555	155,469	378,993	312,281
Provision for credit losses	(1,533)	7,031	(5,653)	5,498	(5,605)
Net interest income after provision for credit losses	194,971	178,524	161,122	373,495	317,886
Non-Interest Income
Service charges and other fees	17,309	17,111	13,795	34,420	26,587
Miscellaneous loan fees and charges	3,850	3,555	2,923	7,405	5,701
Gain on sale of loans	4,996	9,015	16,106	14,011	37,730
(Loss) Gain on sale of debt securities	(260)	446	(61)	186	223
Other income	2,385	3,436	2,759	5,821	5,402
Total non-interest income	28,280	33,563	35,522	61,843	75,643
Non-Interest Expense
Compensation and employee benefits	79,803	79,074	64,109	158,877	126,577
Occupancy and equipment	10,766	10,964	9,208	21,730	18,723
Advertising and promotions	3,766	3,232	2,906	6,998	5,277
Data processing	7,553	7,475	5,661	15,028	10,867
Other real estate owned and foreclosed assets	6	—	48	6	60
Regulatory assessments and insurance	3,085	3,055	1,702	6,140	3,581
Core deposit intangibles amortization	2,665	2,664	2,488	5,329	4,976
Other expenses	21,877	23,844	13,960	45,721	26,606
Total non-interest expense	129,521	130,308	100,082	259,829	196,667
Income Before Income Taxes	93,730	81,779	96,562	175,509	196,862
Federal and state income tax expense	17,338	13,984	18,935	31,322	38,433
Net Income	$76,392	67,795	77,627	144,187	158,429

Glacier Bancorp, Inc.
Average Balance Sheets

	Three Months ended
	June 30, 2022			March 31, 2022
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$1,229,013	$13,026	4.24%	$1,140,224	$15,515	5.44%
Commercial loans [1]	11,712,381	132,799	4.55%	11,318,767	125,919	4.51%
Consumer and other loans	1,107,396	12,511	4.53%	1,075,102	11,791	4.45%
Total loans [2]	14,048,790	158,336	4.52%	13,534,093	153,225	4.59%
Tax-exempt debt securities [3]	1,979,865	18,413	3.72%	1,723,125	15,664	3.64%
Taxable debt securities [4]	8,685,641	28,473	1.31%	8,883,211	26,465	1.19%
Total earning assets	24,714,296	205,222	3.33%	24,140,429	195,354	3.28%
Goodwill and intangibles	1,033,601			1,036,315
Non-earning assets	619,671			756,422
Total assets	$26,367,568			$25,933,166
Liabilities
Non-interest bearing deposits	$7,991,993	$—	—%	$7,859,706	$—	—%
NOW and DDA accounts	5,405,470	723	0.05%	5,279,984	845	0.06%
Savings accounts	3,261,798	244	0.03%	3,246,512	332	0.04%
Money market deposit accounts	3,999,582	1,369	0.14%	4,030,795	1,381	0.14%
Certificate accounts	982,397	797	0.33%	1,019,595	897	0.36%
Total core deposits	21,641,240	3,133	0.06%	21,436,592	3,455	0.07%
Wholesale deposits [5]	3,877	8	0.71%	17,191	9	0.22%
Repurchase agreements	923,459	367	0.16%	970,544	393	0.16%
FHLB advances	476,978	1,298	1.08%	15,000	12	0.33%
Subordinated debentures and other borrowed funds	190,072	1,393	2.94%	179,725	1,092	2.46%
Total funding liabilities	23,235,626	6,199	0.11%	22,619,052	4,961	0.09%
Other liabilities	235,814			249,316
Total liabilities	23,471,440			22,868,368
Stockholders’ Equity
Common stock	1,108			1,107
Paid-in capital	2,340,059			2,338,887
Retained earnings	875,276			847,172
Accumulated other comprehensive (loss) income	(320,315)			(122,368)
Total stockholders’ equity	2,896,128			3,064,798
Total liabilities and stockholders’ equity	$26,367,568			$25,933,166
Net interest income (tax-equivalent)		$199,023			$190,393
Net interest spread (tax-equivalent)			3.22%			3.19%
Net interest margin (tax-equivalent)			3.23%			3.20%
______________________________
1 Includes tax effect of $1.5 million and $1.4 million on tax-exempt municipal loan and lease income for the three months ended June 30, 2022 and March 31, 2022, respectively.
2 Total loans are gross of the allowance for credit losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.
3 Includes tax effect of $3.8 million and $3.3 million on tax-exempt debt securities income for the three months ended June 30, 2022 and March 31, 2022, respectively.
4 Includes tax effect of $226 thousand and $225 thousand on federal income tax credits for the three months ended June 30, 2022 and March 31, 2022, respectively.
5 Wholesale deposits include brokered deposits classified as NOW, DDA, money market deposit and certificate accounts with contractual maturities.

Glacier Bancorp, Inc.
Average Balance Sheets (continued)

	Three Months ended
	June 30, 2022			June 30, 2021
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$1,229,013	$13,026	4.24%	$825,467	$9,541	4.62%
Commercial loans [1]	11,712,381	132,799	4.55%	9,520,603	112,226	4.73%
Consumer and other loans	1,107,396	12,511	4.53%	964,415	10,856	4.51%
Total loans [2]	14,048,790	158,336	4.52%	11,310,485	132,623	4.70%
Tax-exempt debt securities [3]	1,979,865	18,413	3.72%	1,548,323	14,740	3.81%
Taxable debt securities [4]	8,685,641	28,473	1.31%	5,810,800	17,251	1.19%
Total earning assets	24,714,296	205,222	3.33%	18,669,608	164,614	3.54%
Goodwill and intangibles	1,033,601			565,749
Non-earning assets	619,671			804,897
Total assets	$26,367,568			$20,040,254
Liabilities
Non-interest bearing deposits	$7,991,993	$—	—%	$6,100,872	$—	—%
NOW and DDA accounts	5,405,470	723	0.05%	4,073,819	600	0.06%
Savings accounts	3,261,798	244	0.03%	2,295,334	141	0.02%
Money market deposit accounts	3,999,582	1,369	0.14%	2,921,642	861	0.12%
Certificate accounts	982,397	797	0.33%	955,694	1,181	0.50%
Total core deposits	21,641,240	3,133	0.06%	16,347,361	2,783	0.07%
Wholesale deposits [5]	3,877	8	0.71%	34,301	21	0.24%
Repurchase agreements	923,459	367	0.16%	974,744	651	0.27%
FHLB advances	476,978	1,298	1.08%	—	—	—%
Subordinated debentures and other borrowed funds	190,072	1,393	2.94%	166,002	1,032	2.49%
Total funding liabilities	23,235,626	6,199	0.11%	17,522,408	4,487	0.10%
Other liabilities	235,814			168,613
Total liabilities	23,471,440			17,691,021
Stockholders’ Equity
Common stock	1,108			955
Paid-in capital	2,340,059			1,495,886
Retained earnings	875,276			756,561
Accumulated other comprehensive (loss) income	(320,315)			95,831
Total stockholders’ equity	2,896,128			2,349,233
Total liabilities and stockholders’ equity	$26,367,568			$20,040,254
Net interest income (tax-equivalent)		$199,023			$160,127
Net interest spread (tax-equivalent)			3.22%			3.44%
Net interest margin (tax-equivalent)			3.23%			3.44%
______________________________
1 Includes tax effect of $1.5 million and $1.4 million on tax-exempt municipal loan and lease income for the three months ended June 30, 2022 and 2021, respectively.
2 Total loans are gross of the allowance for credit losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.
3 Includes tax effect of $3.8 million and $3.0 million on tax-exempt debt securities income for the three months ended June 30, 2022 and 2021, respectively.
4 Includes tax effect of $226 thousand and $255 thousand on federal income tax credits for the three months ended June 30, 2022 and 2021, respectively.
5 Wholesale deposits include brokered deposits classified as NOW, DDA, money market deposit and certificate accounts with contractual maturities.

Glacier Bancorp, Inc.
Average Balance Sheets (continued)

	Six Months ended
	June 30, 2022			June 30, 2021
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$1,184,864	$28,541	4.82%	$859,073	$19,687	4.58%
Commercial loans [1]	11,516,661	258,718	4.53%	9,466,763	227,154	4.84%
Consumer and other loans	1,091,338	24,302	4.49%	957,116	21,415	4.51%
Total loans [2]	13,792,863	311,561	4.56%	11,282,952	268,256	4.79%
Tax-exempt debt securities [3]	1,852,204	34,077	3.68%	1,546,912	29,450	3.81%
Taxable debt securities [4]	8,783,881	54,938	1.25%	5,265,398	33,102	1.26%
Total earning assets	24,428,948	400,576	3.31%	18,095,262	330,808	3.69%
Goodwill and intangibles	1,034,951			566,979
Non-earning assets	687,668			823,973
Total assets	$26,151,567			$19,486,214
Liabilities
Non-interest bearing deposits	$7,926,215	$—	—%	$5,847,608	$—	—%
NOW and DDA accounts	5,343,074	1,568	0.06%	3,953,009	1,170	0.06%
Savings accounts	3,254,197	576	0.04%	2,194,485	279	0.03%
Money market deposit accounts	4,015,102	2,750	0.14%	2,821,014	1,726	0.12%
Certificate accounts	1,000,893	1,694	0.34%	963,595	2,603	0.54%
Total core deposits	21,539,481	6,588	0.06%	15,779,711	5,778	0.07%
Wholesale deposits [5]	10,497	17	0.31%	36,178	40	0.22%
Repurchase agreements	946,872	760	0.16%	987,995	1,340	0.27%
FHLB advances	247,265	1,310	1.05%	—	—	—%
Subordinated debentures and other borrowed funds	184,927	2,485	2.71%	165,917	2,069	2.51%
Total funding liabilities	22,929,042	11,160	0.10%	16,969,801	9,227	0.11%
Other liabilities	242,528			181,166
Total liabilities	23,171,570			17,150,967
Stockholders’ Equity
Common stock	1,107			955
Paid-in capital	2,339,476			1,495,514
Retained earnings	861,302			733,478
Accumulated other comprehensive income	(221,888)			105,300
Total stockholders’ equity	2,979,997			2,335,247
Total liabilities and stockholders’ equity	$26,151,567			$19,486,214
Net interest income (tax-equivalent)		$389,416			$321,581
Net interest spread (tax-equivalent)			3.21%			3.58%
Net interest margin (tax-equivalent)			3.21%			3.58%
______________________________
1 Includes tax effect of $2.9 million and $2.8 million on tax-exempt municipal loan and lease income for the six months ended June 30, 2022 and 2021, respectively.
2 Total loans are gross of the allowance for credit losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.
3 Includes tax effect of $7.1 million and $6.0 million on tax-exempt debt securities income for the six months ended June 30, 2022 and 2021, respectively.
4 Includes tax effect of $451 thousand and $510 thousand on federal income tax credits for the six months ended June 30, 2022 and 2021, respectively.
5 Wholesale deposits include brokered deposits classified as NOW, DDA, money market deposit and certificate accounts with contractual maturities.

Glacier Bancorp, Inc.
Loan Portfolio by Regulatory Classification

	Loans Receivable, by Loan Type				% Change from
(Dollars in thousands)	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Jun 30, 2021	Mar 31, 2022	Dec 31, 2021	Jun 30, 2021
Custom and owner occupied construction	$282,916	$265,579	$263,758	$158,405	7%	7%	79%
Pre-sold and spec construction	269,568	258,429	257,568	163,740	4%	5%	65%
Total residential construction	552,484	524,008	521,326	322,145	5%	6%	72%
Land development	201,607	180,270	185,200	111,736	12%	9%	80%
Consumer land or lots	197,394	184,217	173,305	138,292	7%	14%	43%
Unimproved land	101,266	90,498	81,064	63,469	12%	25%	60%
Developed lots for operative builders	68,087	61,276	41,840	27,143	11%	63%	151%
Commercial lots	95,958	98,403	99,418	64,664	(2)%	(3)%	48%
Other construction	931,000	833,218	762,970	554,548	12%	22%	68%
Total land, lot, and other construction	1,595,312	1,447,882	1,343,797	959,852	10%	19%	66%
Owner occupied	2,747,152	2,675,681	2,645,841	2,019,860	3%	4%	36%
Non-owner occupied	3,333,915	3,190,519	3,056,658	2,436,672	4%	9%	37%
Total commercial real estate	6,081,067	5,866,200	5,702,499	4,456,532	4%	7%	36%
Commercial and industrial	1,353,248	1,378,500	1,463,022	1,654,237	(2)%	(8)%	(18)%
Agriculture	758,394	731,248	751,185	746,678	4%	1%	2%
1st lien	1,596,878	1,466,279	1,393,267	1,105,579	9%	15%	44%
Junior lien	34,149	33,438	34,830	38,029	2%	(2)%	(10)%
Total 1-4 family	1,631,027	1,499,717	1,428,097	1,143,608	9%	14%	43%
Multifamily residential	562,480	545,483	545,001	398,499	3%	3%	41%
Home equity lines of credit	820,721	753,362	761,990	693,135	9%	8%	18%
Other consumer	213,943	207,827	207,513	201,336	3%	3%	6%
Total consumer	1,034,664	961,189	969,503	894,471	8%	7%	16%
States and political subdivisions	695,396	659,742	615,251	631,199	5%	13%	10%
Other	169,520	168,334	153,147	129,237	1%	11%	31%
Total loans receivable, including loans held for sale	14,433,592	13,782,303	13,492,828	11,336,458	5%	7%	27%
Less loans held for sale [1]	(33,837)	(51,284)	(60,797)	(98,410)	(34)%	(44)%	(66)%
Total loans receivable	$14,399,755	$13,731,019	$13,432,031	$11,238,048	5%	7%	28%
______________________________
1 Loans held for sale are primarily 1st lien 1-4 family loans.

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification

	Non-performing Assets, by Loan Type				Non- Accrual Loans	Accruing Loans 90 Days or More Past Due	Other real estate owned and foreclosed assets
(Dollars in thousands)	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Jun 30, 2021	Jun 30, 2022	Jun 30, 2022	Jun 30, 2022
Custom and owner occupied construction	$230	233	237	243	230	—	—
Land development	197	240	250	279	197	—	—
Consumer land or lots	157	160	309	190	157	—	—
Unimproved land	107	128	124	178	107	—	—
Developed lots for operative builders	260	—	—	—	260	—	—
Commercial lots	—	—	—	368	—	—	—
Other construction	12,884	12,884	12,884	—	12,884	—	—
Total land, lot and other construction	13,605	13,412	13,567	1,015	13,605	—	—
Owner occupied	4,013	3,508	3,918	3,747	3,809	204	—
Non-owner occupied	1,491	1,526	6,063	1,892	1,491	—	—
Total commercial real estate	5,504	5,034	9,981	5,639	5,300	204	—
Commercial and Industrial	5,741	4,252	3,066	6,046	4,331	1,051	359
Agriculture	9,169	28,801	29,151	31,742	5,878	3,291	—
1st lien	2,196	2,015	2,870	4,186	2,016	180	—
Junior lien	200	301	136	272	145	55	—
Total 1-4 family	2,396	2,316	3,006	4,458	2,161	235	—
Multifamily residential	4,765	6,469	6,548	—	4,765	—	—
Home equity lines of credit	1,684	1,416	1,563	2,653	1,601	83	—
Other consumer	466	543	460	542	263	183	20
Total consumer	2,150	1,959	2,023	3,195	1,864	266	20
Other	17	—	112	703	—	17	—
Total	$43,966	62,476	67,691	53,041	38,523	5,064	379

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification (continued)

	Accruing 30-89 Days Delinquent Loans, by Loan Type				% Change from
(Dollars in thousands)	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Jun 30, 2021	Mar 31, 2022	Dec 31, 2021	Jun 30, 2021
Custom and owner occupied construction	$2,046	$703	$1,243	$—	191%	65%	n/m
Pre-sold and spec construction	602	—	443	70	n/m	36%	760%
Total residential construction	2,648	703	1,686	70	277%	57%	3,683%
Land development	365	317	—	—	15%	n/m	n/m
Consumer land or lots	337	28	149	—	1,104%	126%	n/m
Unimproved land	590	—	305	307	n/m	93%	92%
Developed lots for operative builders	—	142	—	—	(100)%	n/m	n/m
Commercial lots	—	54	—	—	(100)%	n/m	n/m
Other construction	—	—	30,788	—	n/m	(100)%	n/m
Total land, lot and other construction	1,292	541	31,242	307	139%	(96)%	321%
Owner occupied	1,560	3,778	1,739	2,243	(59)%	(10)%	(30)%
Non-owner occupied	123	266	1,558	574	(54)%	(92)%	(79)%
Total commercial real estate	1,683	4,044	3,297	2,817	(58)%	(49)%	(40)%
Commercial and industrial	5,969	3,275	4,732	2,947	82%	26%	103%
Agriculture	851	162	459	837	425%	85%	2%
1st lien	329	2,963	2,197	736	(89)%	(85)%	(55)%
Junior lien	105	78	87	106	35%	21%	(1)%
Total 1-4 family	434	3,041	2,284	842	(86)%	(81)%	(48)%
Home equity lines of credit	1,071	1,315	1,994	1,942	(19)%	(46)%	(45)%
Other consumer	1,140	1,097	1,681	919	4%	(32)%	24%
Total consumer	2,211	2,412	3,675	2,861	(8)%	(40)%	(23)%
States and political subdivisions	7	21	1,733	—	(67)%	(100)%	n/m
Other	1,493	1,881	1,458	1,395	(21)%	2%	7%
Total	$16,588	$16,080	$50,566	$12,076	3%	(67)%	37%
______________________________
n/m - not measurable

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification (continued)

	Net Charge-Offs (Recoveries), Year-to-Date Period Ending, By Loan Type				Charge-Offs	Recoveries
(Dollars in thousands)	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Jun 30, 2021	Jun 30, 2022	Jun 30, 2022
Custom and owner occupied construction	$—	—	—	—	—	—
Pre-sold and spec construction	(8)	(4)	(15)	(8)	—	8
Total residential construction	(8)	(4)	(15)	(8)	—	8
Land development	(21)	(21)	(233)	(77)	—	21
Consumer land or lots	(10)	(10)	(165)	(164)	—	10
Unimproved land	(1)	—	(241)	(21)	—	1
Developed lots for operative builders	—	—	—	—	—	—
Commercial lots	—	—	—	—	—	—
Other construction	—	—	—	—	—	—
Total land, lot and other construction	(32)	(31)	(639)	(262)	—	32
Owner occupied	229	(386)	(423)	(70)	1,642	1,413
Non-owner occupied	(3)	(2)	(357)	(503)	—	3
Total commercial real estate	226	(388)	(780)	(573)	1,642	1,416
Commercial and industrial	(458)	(449)	41	(218)	308	766
Agriculture	(4)	(2)	(20)	(6)	—	4
1st lien	(56)	(9)	(331)	(237)	—	56
Junior lien	(297)	(78)	(650)	(475)	—	297
Total 1-4 family	(353)	(87)	(981)	(712)	—	353
Multifamily residential	—	—	(40)	(40)	—	—
Home equity lines of credit	(51)	(5)	(621)	(23)	44	95
Other consumer	166	55	236	74	298	132
Total consumer	115	50	(385)	51	342	227
States and political subdivisions	—	—	—	—	—	—
Other	3,207	1,761	5,148	3,329	4,748	1,541
Total	$2,693	850	2,329	1,561	7,040	4,347

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